Exhibit 99.1

L-1 Identity Solutions to Acquire SpecTal, LLC

STAMFORD, CT - September 11, 2006 - L-1 Identity Solutions, Inc. (NYSE: ID) today announced that it has entered into a definitive agreement to acquire privately-held SpecTal, LLC, a top provider of consulting services to the United Stated Intelligence Community. SpecTal provides comprehensive security and intelligence solutions, specializing in government consulting, training, and technology development. Featured in the May issue of Virginia Business Magazine, SpecTal was at the top of the annual list of Virginia’s 50 fastest-growing companies as it has experienced rapid revenue and profit growth since its founding in 1999.

Under the terms of its definitive agreement with SpecTal, L-1 Identity Solutions will pay SpecTal shareholders $100.0 million in cash. SpecTal shareholders have the opportunity to earn up to an additional $10.0 million in consideration if key performance thresholds are reached. The acquisition of SpecTal is expected to be funded primarily by bank debt.

SpecTal was founded in 1999 by the husband and wife team of John A. Cross and Louise Brouillette. Based in Reston, Virginia, SpecTal’s customers are primarily the U.S. Intelligence and Military communities. The company will provide L-1 Identity Solutions with a strong Federal presence. Ann Holcomb, current SpecTal Vice President, will become President and executives Ron Hammond and Ed Balint will continue as Executive Vice Presidents. The SpecTal team is comprised of former Senior Intelligence Community leaders and recipients of numerous awards and commendations for unique accomplishments and career services. Approximately 95 percent of the company’s 325 employees have Top Secret Security Clearances. The company offers a broad range of expertise, including government consulting, counterintelligence, counterterrorism and threat vulnerability assessment.

“SpecTal will enhance our relationships within the intelligence community and provide additional opportunities for us to develop and sell products to an expanded customer base,” said Robert V. LaPenta, Chairman, President and CEO of L-1 Identity Solutions. “The caliber of people at SpecTal is second to none in the industry; their experience coupled with their strong relationships in the Intelligence community will be a critical asset in the development and deployment of identity solutions.”

According to John A. Cross, co-founder and current President of SpecTal, “We believe that L-1 is the right company to acquire SpecTal as it will give the company access to additional markets and provide great opportunities for our leadership team and the entire organization.”

“Joining the L-1 portfolio of companies is a great opportunity not only for SpecTal and its employees but for the industry as a whole,” remarked Ann Holcomb, Vice President of SpecTal. “Our specialized area of expertise is the perfect complement to L-1’s current portfolio of solution oriented products and services and will serve to further strengthen the company’s already impressive offerings.”

The company has an estimated backlog in excess of $140 million. SpecTal’s revenue is expected to be approximately $60 million with $9.0 million in EBITDA for the year ending December 31, 2006. Closing of the SpecTal transaction, which is anticipated to occur in October 2006, is subject to the satisfaction of a number of customary precedent conditions, including obtaining customary regulatory approval.

Jeffries Quarterdeck, a division of Jeffries &Co., Inc. rendered a fairness opinion to the Board of Directors of L-1 Identity Solutions, in connection with the transaction.

EBITDA

L-1 Identity Solutions uses EBITDA as a non-GAAP financial performance measurement. EBITDA is calculated by adding back to net income (loss) interest, taxes, depreciation and amortization. EBITDA is provided to investors to complement results provided in accordance with GAAP, as management believes the measures help illustrate underlying operating trends in the Company’s business and uses the measures to establish internal budgets and goals, manage the business, and evaluate performance. Management also believes that EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions’ financial results with other companies in the industry, many of which also use EBITDA in their communications to investors. By excluding non-cash charges such as amortization and depreciation as well as non-operating charges for interest and income taxes, L-1 Identity Solutions can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry and to its operations in prior quarters. As noted above, EBITDA excludes the effect of interest, taxes, depreciation and amortization. Because EBITDA eliminates these items, L-1 Identity Solutions considers this financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend. EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. Estimated pro forma EBITDA for 2006 has been calculated by adding estimated pro forma depreciation and amortization of $1.5 million, and a pro forma tax provision of $2.0 million to pro forma estimated net income of $5.5 million.

About L-1 Identity Solutions, Inc.

L-1 Identity Solutions, Inc. (NYSE: ID), formed in 2006 from the merger of Viisage Technology, Inc., and Identix Incorporated, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry’s most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it — including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.l1id.com.

About SpecTal, LLC

SpecTal, LLC, was established in 1999 to provide government and corporate clients with specialized security and intelligence consulting, going beyond assessments to present results-oriented solutions. Building on intelligence careers marked by achievement in demanding assignments, the SpecTal team offers clients a broad range of experience and expertise. Since its founding, SpecTal has experienced rapid growth while earning a reputation for service, responsiveness, and integrity.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by L-1 Identity

Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. In addition, such risks and uncertainties include, among others, the following risks: that requisite regulatory approval of the SpecTal transaction will not be obtained, that the pending SpecTal acquisition will not close or otherwise be delayed, and other risks described in the Securities and Exchange Commission filings of the Identix Incorporated and Viisage Technology, Inc., including Viisage’s Registration Statement on Form S-4 filed with the SEC in connection with the transaction, Viisage’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and June 30, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” L-1 Identity Solutions expressly disclaims any obligation to update any forward-looking statements.